UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 21, 2009 (October 21, 2009)

HOLLY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-03876	75-1056913
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Crescent Court, Suite 1600
Dallas, Texas	75201-6915
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (214) 871-3555
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On October 21, 2009, Holly Corporation (the “Company”) and certain of the Company’s existing subsidiaries (the “Guarantors”) entered into a Purchase Agreement (the “Purchase Agreement”) with UBS Securities LLC, as representative of the initial purchasers named therein (the “Initial Purchasers”), by which the Company agreed to issue and sell, and the Initial Purchasers agreed to purchase, an additional $100 million aggregate principal amount of the Company’s existing 9.875% senior notes due 2017 (the “Notes”) in accordance with a private placement conducted pursuant to Rule 144A and Regulation S under the Securities Act of 1933 (the “Offering”). The Offering is expected to close on October 26, 2009, subject to customary closing conditions. The Company intends to use the net proceeds from the Offering of approximately $99.5 million after estimated expenses to fund the cash portion of the purchase price for the pending acquisition of a refinery in Tulsa, Oklahoma from Sinclair Tulsa Refining Company (the “Sinclair Refinery”) and a portion of the purchase price for the related inventory. If the acquisition of the Sinclair Refinery does not close, the Company will use the net proceeds from the Offering for general corporate purposes, including working capital, capital expenditures and possible future acquisitions. Interest on the Notes is payable on June 15 and December 15 of each year, beginning on December 15, 2009.
     The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities.
     A copy of the Purchase Agreement is filed herewith as Exhibit 10.1. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement.
Item 7.01 Regulation FD Disclosure.
     Furnished as Exhibit 99.1 and incorporated herein by reference in its entirety is a copy of a press release issued by the Company on October 21, 2009 announcing that it has priced the Offering.
     In accordance with General Instruction B.2 of Form 8-K, the information furnished in this report on Form 8-K pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically incorporates it by reference in a document filed under the Exchange Act or the Securities Act of 1933 (“Securities Act”). By filing this report on Form 8-K pursuant to Item 7.01 and furnishing this information, the Company makes no admission as to the materiality of any information in this report, including Exhibit 99.1, or that any such information includes material investor information that is not otherwise publicly available.
     The information furnished in this report on Form 8-K pursuant to Item 7.01, including the information contained in Exhibit 99.1, is summary information that is intended to be considered in the context of the Company’s Securities and Exchange Commission (“SEC”) filings and other public announcements that the Company may make, by press release or otherwise, from time to time. The Company disclaims any current intention to revise or update the information furnished in this report on Form 8-K pursuant to Item 7.01, including the information contained in Exhibit 99.1, although the Company may do so from time to time as its management believes is warranted. Any such updating may be made through the furnishing or filing of other reports or documents with the SEC, through press releases or through other public disclosure.
     The information furnished in this report on Form 8-K pursuant to Item 7.01, including the information contained in Exhibit 99.1, is neither an offer to sell nor a solicitation of an offer to buy any of the Notes. The Notes will not be registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.
Item 9.01 Financial Statements and Exhibits.

10.1	—	Purchase Agreement, dated October 21, 2009, among the Company, the subsidiary guarantors named therein and UBS Securities LLC, as representative of the several initial purchasers named therein, relating to the sale of additional 9.875% Senior Notes due 2017 of the Company.

99.1	—	Press Release of Holly Corporation issued October 21, 2009.*

*	Furnished pursuant to Regulation FD.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOLLY CORPORATION
By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Senior Vice President and Chief Financial Officer

Date October 21, 2009

EXHIBIT INDEX

Exhibit
Number		Exhibit Title
10.1	—	Purchase Agreement, dated October 21, 2009, among the Company, the subsidiary guarantors named therein and UBS Securities LLC, as representative of the several initial purchasers named therein, relating to the sale of additional 9.875% Senior Notes due 2017 of the Company.

99.1	—	Press Release of Holly Corporation issued October 21, 2009.*

*	Furnished pursuant to Regulation FD.